UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of Earliest Event Reported): March 15, 2013

Keynote Systems, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-27241	94-3226488
(Commission File Number)	(IRS Employer Identification No.)

777 Mariners Island Boulevard, San Mateo, California	94404
(Address of Principal Executive Offices)	(Zip Code)

(650) 403-2400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) Keynote held its Annual Meeting on March 15, 2013. Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities and Exchange Act.

(b) The matters described below were voted on at the Annual Meeting and the number of votes cast with respect to each matter and with respect to the election of directors were as indicated:

(1) Holders of Keynote’s common stock voted to elect seven directors, each to serve until his or her successor has been elected and qualified or until his or her earlier resignation or removal as follows:

Name	For	Withheld
Umang Gupta	15,502,979	28,228
Charles M. Boesenberg	15,016,767	514,440
Mohan Gyani	15,181,611	349,596
Jennifer M. Johnson	15,393,477	137,730
Raymond L. Ocampo Jr.	15,519,477	11,730
Anthony Sun	15,404,023	127,184
Mark Jung	15,517,458	13,749

(2) Holders of Keynote’s common stock voted to approve, on an advisory basis, the compensation of Keynote’s named executive officers:

Shares voted in favor:	13,419,688
Shares voted against:	2,099,563
Shares abstaining:	11,955

(3) Holders of Keynote’s common stock voted to ratify the appointment of Deloitte & Touche LLP as its independent registered public accounting firm for the fiscal year ending September 30, 2013:

Shares voted in favor:	17,397,538
Shares voted against:	7,324
Shares abstaining:	15,933

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYNOTE SYSTEMS, INC.

Date: March 18, 2013	By:	/s/ Curtis H. Smith
Curtis H. Smith
Chief Financial Officer